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EXHIBIT 10.41

GARDENBURGER, INC
FY 2002 EXECUTIVE INCENTIVE
PROGRAM

    The purpose of this program is to reward employees when the Company has achieved its financial goals, as well as enhance Gardenburger's overall compensation program.

    The focus of the Company today is to achieve specific operating income levels which are critical to reward stockholders, investors, customers and employees for their commitment to these goals. The incentive program is specifically designed to reward employees when a pre-determined goal level is met, and to further offer the opportunity to increase the payout received when this level is exceeded.

Goals:

    The key business goals are established at the beginning of the fiscal year, and approved by the Board of Directors.

    In order for any payout, certain goal levels must be obtained. Incentive bonus is based 100% upon the Company meeting the EBITDA (earnings before interest, taxes, depreciation, and amortization) of $9,079,000 for the fiscal year ending September 30, 2002. EBITDA is basically the Company's income with a few non-cash expenses added back.

How the Program works:

    The Company must first earn $9,079,000 EBITDA. After that, each dollar the Company earns will go to pay bonuses, until the bonus pool is fully funded.

    The Executive program payout is as follows:

Bonus percentage
President/CEO	45% of annual pay
COO	45% of annual pay
SR VP—FS and Int'l	40% of annual pay—meeting market profit & revenues
VP Finance	40% of annual pay

    Depending upon the level of EBITDA above $9,079,000, an executive will earn a portion of their bonus. The levels are in 10% increments. This means they will earn 10% of their potential bonus of their annual salary. This level will be paid to all qualified employees if the Company makes $9,183,500 EBITDA before bonus accruals (see chart for bonus levels).

    In order to receive 100% of bonus payout, Gardenburger must achieve $10,124.00 EBITDA,

BONUS LEVELS	EBITDA GOAL
10%	$9,183,500
20%	$9,288,000
30%	$9,313,500
40%	$9,497,000
50%	$9,601,500
60%	$9,706,000
70%	$9,810,500
80%	$9,915,000
90%	$10,019,500
100%	$10,124,000

    Gardenburger's overall goal is to be profitable and all employees can contribute to the success of reaching our goal.

Terms:

    Employees must be actively employed at the end of the fiscal year in order to receive any payout. Payments will be made no later than 60 days after the end of the fiscal year.

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GARDENBURGER, INC FY 2002 EXECUTIVE INCENTIVE PROGRAM